[ARTICLE] 5
[MULTIPLIER]   1,000

Part II.  Other information,   Item 6a.

Exhibit 11

                                        CIRRUS LOGIC, INC.
               STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE
(In thousands, except per share amounts)
                                                 Quarter Ended     Two Quarters Ended
                                              Sept. 30, Oct. 1,    Sept. 30, Oct. 1,
                                              1995      1994       1995      1994
                                              --------- ---------  --------- ---------
Primary:

Weighted average shares outstanding             62,697    59,540     61,978    59,405

Dilutive common stock equivalents:
  Common stock options, using treasury stock
    or modified treasury stock method            8,300     3,660      7,397     4,062
  Common stock warrants, using treasury
    stock or modified treasury stock method          -         6         11         6
                                              --------- ---------  --------- ---------
Common and common equivalent shares used in
  the calculation of net income per share       70,997    63,206     69,386    63,473
                                              ========= =========  ========= =========

Net income                                     $33,037   $12,438    $55,774   $28,013
                                              ========= =========  ========= =========

Earnings per share                               $0.47     $0.20      $0.80     $0.44
                                              ========= =========  ========= =========

Fully diluted:

Weighted average shares outstanding             62,697    59,540     61,978    59,405

Dilutive common stock equivalents:
  Common stock options, using treasury stock
    or modified treasury stock method            8,848     3,660      8,159     4,062
  Common stock warrants, using treasury
    stock or modified treasury stock method          -         6         13         6
                                              --------- ---------  --------- ---------
Common and common equivalent shares used in
  the calculation of net income per share       71,545    63,206     70,150    63,473
                                              ========= =========  ========= =========

Net income                                     $33,037   $12,438    $55,774   $28,013
                                              ========= =========  ========= =========

Earnings per share                               $0.46     $0.20      $0.80     $0.44
                                              ========= =========  ========= =========

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